SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 15, 2012

GLOBECOMM SYSTEMS INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION

OF INCORPORATION)

000-22839	11-3225567
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

45 Oser Avenue

Hauppauge, New York 11788

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(631) 231-9800

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matter to a Vote of Security Holders.

On November 15, 2012 Globecomm Systems (the “Registrant”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting our stockholders: 1) elected eight directors to serve as directors of the Registrant until the next annual meeting or until their respective successors shall have been elected and qualified; 2) approval of amendment to increase the number of shares that may be issued under the company’s 2006 stock incentive plan 3) ratified the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending June 30, 2013; 4) approved by an advisory (non-binding) vote, the executive compensation of the Registrant’s named executive officers.

The following proposals were voted on at the Annual Meeting with the following results:

Proposal 1. To elect eight directors.

Name	Shares For	Shares Withheld	Broker Non-Votes
Richard E. Caruso	8,832,891	9,263,380	3,579,974
Keith A. Hall	13,887,565	4,208,706	3,579,974
David E. Hershberg	14,603,823	3,492,448	3,579,974
Harry L. Hutcherson, Jr.	8,992,802	9,103,469	3,579,974
Brian T. Maloney	8,615,493	9,480,778	3,579,974
Jack A. Shaw	8,912,314	9,183,957	3,579,974
A. Robert Towbin	9,180,637	8,915,634	3,579,974
C.J. Waylan	8,835,892	9,260,379	3,579,974

Proposal 2. Approval of amendment to increase the number of shares that may be issued under the company’s 2006 stock incentive plan.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
9,116,295	8,959,840	20,136	3,579,974

Proposal 3. Ratification of the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending June 30, 2013.

Shares For	Shares Against	Shares Abstaining
20,050,519	1,609,865	15,861

Proposal 4. Advisory (non-binding) vote on executive compensation.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
14,863,709	3,194,732	37,830	3,579,974

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Globecomm Systems Inc. (Registrant)

	By:	/s/ Andrew C. Melfi
		Name:	Andrew C. Melfi
Dated: November 16, 2012		Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)